UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 23, 2019, Superior Industries International, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting totals as provided by Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Bruynesteyn	21,339,860	3,376,781	3,958,359
Richard J. Giromini	21,585,812	3,130,829	3,958,359
Paul J. Humphries	21,271,295	3,445,346	3,958,359
Ransom A. Langford	21,200,584	3,516,057	3,958,359
James S. McElya	21,057,509	3,659,132	3,958,359
Timothy C. McQuay	21,397,542	3,319,099	3,958,359
Ellen B. Richstone	21,414,101	3,302,540	3,958,359
Francisco S. Uranga	21,920,167	3,796,474	3,958,359

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
15,282,179	7,077,156	2,357,306	3,958,359

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
26,954,745	1,709,001	11,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: April 26, 2019	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer